UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2006

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits.

Signatures

Item 1.01 Entry Into a Material Definitive Agreement.

On July 7, 2006, Registrant and Kevin J. Berry, the Company’s CFO, entered into a letter of employment pursuant to which Mr. Berry accepted Registrant’s offer to become a full-time employee, transitioning from his interim role as a consultant. Under the terms of the letter, Mr. Berry would receive a per annum base salary of $230,000, would participate in Registrant’s bonus plan at a target bonus of 40% of pro rata base salary with a 50% first year guarantee, and would be granted a 175,000 share option vesting over four years. If Mr. Berry’s employment is terminated without cause or he resigns for good reason, he is entitled to nine months severance pay and if his employment is so terminated either six months before or one year after a merger, sale of assets, or change in control, then he is also to receive one year of acceleration under his option and one year to exercise his option. The foregoing summary description is qualified by the letter which is attached as Exhibit 10.26 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.26	Letter Agreement dated as of July 7, 2006, between Registrant and Kevin Berry.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 10th day of July, 2006.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

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Exhibit Index

Exhibit 10.26	Letter Agreement dated as of July 7, 2006, between Registrant and Kevin Berry.

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